Exhibit 99.1

May 13, 2022

MoonLake Immunotherapeutics AG

Unaudited Condensed Consolidated Financial Statements

March 31, 2022

MoonLake Immunotherapeutics AG

Condensed Consolidated Balance Sheets

(Amounts in USD)

	March 31, 2022 (Unaudited)	December 31, 2021
Current assets
Cash	$8,834,158	$8,038,845
Other receivables	581,573	148,774
Prepaid expenses	2,297,046	1,449,096
Total current assets	11,712,777	9,636,715

Non-current assets
Property and equipment, net	59,261	45,739
Total non-current assets	59,261	45,739
Total assets	$11,772,038	$9,682,454

Current liabilities
Trade and other payables	$3,816,564	$1,569,290
Short-term loans	30,000,000	15,000,000
Accrued expenses and other current liabilities	3,174,073	4,518,311
Total current liabilities	36,990,637	21,087,601

Non-current liabilities
Pension liability	47,619	239,860
Total non-current liabilities	47,619	239,860
Total liabilities	37,038,256	21,327,461
Commitments and contingencies (Note 12)

Shareholders’ deficit
Series A Preferred Shares, CHF 0.10 par value; 680,196 shares authorized; 680,196 shares issued and outstanding as of March 31, 2022 (liquidation preference of $33.4 million); 680,196 shares authorized; 680,196 shares issued and outstanding as of December 31, 2021 (liquidation preference of $33.4 million);	72,466	72,466
Common Shares, CHF 0.10 par value; 390,000 authorized; 361,528 shares issued and 338,772 shares outstanding as of March 31, 2022; 390,000 shares authorized; 361,528 shares issued and 303,772 shares outstanding as of December 31, 2021;	38,537	38,537
Treasury Shares, 22,756 as of March 31, 2022; 57,756 as of December 31 2021	(2,411)	(6,202)
Additional paid-in capital	44,050,855	42,061,984
Accumulated deficit	(69,523,757)	(53,643,615)
Accumulated other comprehensive income (loss)	98,092	(168,177)
Total shareholders’ deficit	(25,266,218)	(11,645,007)
Total liabilities and shareholders’ deficit	$11,772,038	$9,682,454

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG

Condensed Consolidated Statement of Operations and Comprehensive Loss

(Amounts in USD)

(Unaudited)

Three Months Ended March 31, 2022
Operating expenses
Research and development	$(10,454,948)
General and administrative	(5,487,368)
Total operating expenses	(15,942,316)
Operating loss	(15,942,316)

Other income, net	69,506
Loss before income tax	(15,872,810)

Income tax	(7,332)
Net loss	$(15,880,142)

Actuarial income on employee benefit plans - current period	266,269
Other comprehensive income	266,269
Comprehensive loss	$(15,613,873)

Net loss attributable to common shareholders	$(15,880,142)
Weighted-average number of Common Shares	149,044
Basic and diluted net loss per Common Share	$(106.55)

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG

Condensed Consolidated Statement of Changes in Shareholders’ Deficit

(Amounts in USD)

(Unaudited)

	Series A Preferred Shares		Common Shares		Common Shares Held In Treasury		Additional Paid-In	Accumulated	Accumulated Other Comprehensive	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Deficit
At December 31 2021	680,196	$72,466	361,528	$38,537	(57,756)	$(6,202)	$42,061,984	$(53,643,615)	$(168,177)	$(11,645,007)
Share-based compensation granted under the equity incentive plan ESPP and reverse vesting of Restricted Founder Shares	—	—	—	—	35,000	3,791	1,988,871	—	—	1,992,662
Net loss for the three months ended March 31 2022	—	—	—	—	—	—	—	(15,880,142)	—	(15,880,142)
Other comprehensive income	—	—	—	—	—	—	—	—	266,269	266,269
At March 31 2022	680,196	$72,466	361,528	$38,537	(22,756)	$(2,411)	$44,050,855	$(69,523,757)	$98,092	$(25,266,218)

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG

Condensed Consolidated Statement of Cash Flows

(Amounts in USD)

(Unaudited)

Three Months Ended March 31, 2022
Cash flow from operating activities
Net loss	$(15,880,142)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,488
Share-based payment	1,988,871
Net periodic pension benefit cost for the qualified pension plan	77,087
Other non-cash items	4,876
Changes in operating assets and liabilities:
Other receivables	(432,799)
Prepaid expenses	(847,950)
Trade and other payables	2,247,274
Accrued expenses and other current liabilities, excl. capital tax	(1,345,669)
Net cash flow used in operating activities	(14,185,964)

Cash flow from investing activities
Purchase of property and equipment	(16,010)
Net cash flow used in investing activities	(16,010)

Cash flow from financing activities
Grants of additional Shares under ESPP	3,791
Proceeds from short-term loans	15,000,000
Net cash flow provided by financing activities	15,003,791

Effect of movements in exchange rates on cash held	(6,504)
Net change in cash	795,313

Cash, beginning of period	8,038,845
Cash, end of period	$8,834,158

The accompanying Notes are an integral part of these Unaudited Condensed Consolidated Financial Statements.

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

Note 1 — Description of business

Corporate information

MoonLake Immunotherapeutics AG (the “Company” or “MoonLake” or “we”) is a clinical-stage biopharmaceutical company engaged in leveraging Nanobody® technology to develop next-level medicines for immunologic diseases, including inflammatory skin and joint diseases. The Company focuses on developing its novel tri-specific Nanobody® Sonelokimab (“SLK”), an IL-17A and IL-17F inhibitor, in multiple inflammatory diseases in dermatology and rheumatology where the pathophysiology is known to be driven by IL-17A and IL-17F.

MoonLake Immunotherapeutics AG is a Swiss stock corporation (Aktiengesellschaft) incorporated on March 10, 2021, and registered with the commercial register of the Canton of Zug, Switzerland under the number CHE-433.093.536.

On July 9, 2021, the Company established a wholly-owned subsidiary, MoonLake Immunotherapeutics Ltd., in the United Kingdom, primarily to coordinate and conduct research and development activities required for SLK.

Business Combination Agreement with Helix

On October 4, 2021, the Company entered into a Business Combination Agreement (as may be amended and restated from time to time, the “Business Combination Agreement” or the “Business Combination”), with Helix Acquisition Corp., a blank check special purpose acquisition company incorporated as a Cayman Islands exempted company on August 13, 2020 (“Helix”), the existing securityholders of the Company (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”), and the representative of the ML Parties.

Two business days before the completion of the Business Combination contemplated by the Business Combination Agreement, the ML Parties and the Company will effectuate a restructuring of the share capital of the Company, pursuant to which the existing Series A Preferred Shares of the Company will be converted into an equal number of Common Shares of the Company, such that the ML Parties will hold a single class of Company Shares. Following the Closing, (i) the ML Parties, except for Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. (together the “BVF Shareholders”), will retain their equity interests in the Company and will receive a number of non-economic voting shares in Helix determined by multiplying the number of Company Common Shares held by them immediately prior to the Closing by the Exchange Ratio (as defined below); (ii) the BVF Shareholders will assign all of their Company Common Shares to Helix and Helix will issue to the BVF Shareholders an aggregate number of Helix class A ordinary shares equal to the product of such number of assigned Company Common Shares and the Exchange Ratio; and (iii) Helix will receive a controlling equity interest in the Company in exchange for a cash investment. The Exchange Ratio is the quotient obtained by dividing (a) 360,000,000 by (b) the fully diluted shares of the Company prior to the Closing by (c) 10. Substantially all of the assets and business of the Company and Helix will be held by the Company as the operating entity following the Closing. At the Closing, Helix will change its name to “MoonLake Immunotherapeutics.”

The Business Combination has been approved by the Boards of Directors of each of MoonLake and Helix, and the completion (the “Closing” and the date of Closing, the “Closing Date”) has occurred on April 5, 2022. Further details are provided in Note 13 - subsequent events.

Liquidity and going concern

The Company has funded its operations to date principally through proceeds received from the sale of Common Shares and Series A Preferred Shares, from a loan agreement contracted with the BVF Shareholders and from a convertible loan agreement contracted with Cormorant Private Healthcare Fund IV. L.P. (“Cormorant”). Since incorporation, the Company has incurred a loss of USD 69.5 million primarily due to the acquisition of an in-licensing agreement which was recorded as an expense and to research and development activities related to SLK. As of March 31, 2022, the Company’s current liabilities exceeded its current assets by USD 25.3 million and had USD 8.8 million of unrestricted cash.

MoonLake has no products approved for commercial sale, has not generated any revenue from product sales, and cannot guarantee when or if it will generate any revenue from product sales. MoonLake expects to incur significant expenses and operating losses for at least the next five years, assuming it commences and then continues the clinical development of, and seeks regulatory approval for, its product candidate under an in-licensing agreement. It is expected that operating losses will fluctuate significantly from year to year due to timing of clinical development programs and efforts to achieve regulatory approval.

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

On October 4, 2021, MoonLake announced that it entered into a Business Combination Agreement with Helix to raise additional capital.

On October 15, 2021, MoonLake entered into a loan agreement with the BVF Shareholders, pursuant to which Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. loaned USD 8,139,000, USD 5,946,000, and USD 915,000, respectively (USD 15,000,000 in aggregate), for the financing of general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. The loans are interest-free and must be repaid by MoonLake prior to the earlier of (i) as soon as practicable after the closing date of the Business Combination, but no later than two (2) business days, and (ii) June 30, 2022 (the “Maturity Date”). The loans may be repaid in whole or in part by MoonLake at any time on or prior to the Maturity Date. As of the date hereof, the entire principal loan amount has been repaid (refer to Note 13 - subsequent events).

On February 20, 2022, the Company entered into a convertible loan agreement with Cormorant, Helix and the BVF Shareholders, pursuant to which Cormorant grants the Company a loan $15,000,000, for the financing of general corporate purposes of the Company, including product and technology development, operations, sales and marketing, management expenses, and salaries. The loan is interest-free and subordinated to all current and future claims of the Company, but ranks senior to existing and future unsecured subordinated obligations of the Company. The loan must be repaid by the Company prior to the earlier of (i) as soon as practicable after the Closing of the Business Combination with Helix, but no later than two business days, and (ii) June 30, 2022. As of the date hereof, the entire principal loan amount has been repaid (refer to Note 13 - subsequent events).

On April 5, 2022 the Company has announced the successful closing of the Business Combination and the total funding raised amount to USD 134.7 million (net of transaction related expenses). MoonLake has sufficient capital to fund its operations through at least the next twelve months.

We expect to continue to incur net operating losses for at least the next several years, and we expect our research and development expenses, general and administrative expenses, and capital expenditures will continue to increase. We expect our expenses and capital requirements will increase significantly in connection with our ongoing activities as we continue to:

●	contract with third parties to support clinical trials related to SLK;

●	conduct our research and development activities related to SLK;

●	attract, hire and retain additional management, scientific and administrative personnel;

●	maintain, protect and expand our intellectual property (“IP”) portfolio, including patents, trade secrets and know how;

●	implement operational, financial and management information systems; and

●	operate as a public company after the Closing of the Business Combination.

We will require substantial additional funding to develop our product candidate and support our continuing operations. Until such time that we can generate significant revenue from product sales or other sources, if ever, we expect to finance our operations through the sale of equity, debt financings, or other capital sources, which could include income from collaborations, strategic partnerships, or marketing, distribution, licensing or other strategic arrangements with third parties, or from grants. If MoonLake is unable to acquire additional capital or resources, it will be required to modify its operational plans to fund its operating expense requirements.

The accompanying unaudited condensed consolidated financial statements have been prepared on a basis that assumes the Company is a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from any uncertainty related to its ability to continue as a going concern.

Coronavirus pandemic

In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic which continues to evolve. The impact of COVID-19 on the Company’s business, operations and development timelines has been limited considering the recent incorporation of the Company. However, the future impact of COVID-19 on the Company’s business is uncertain. The Company will continue to actively monitor the evolving situation related to COVID-19 and may take further actions that alter the Company’s operations, including those that may be required by Switzerland federal, cantonal or local authorities, or that the Company determines are in the best interests of the Company’s employees and other third parties with whom the Company does business.

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

At this point, the extent to which COVID-19 may affect the Company’s future business, operations and development timelines and plans, including the resulting impact on expenditures and capital needs, remains uncertain and the Company may experience disruptions, including:

●	interruption of or delays in receiving supplies from the third parties the Company relies on;

●	limitations on the Company’s business operations by the Swiss federal, cantonal and/or local authorities;

●	limitations on the Company’s and contracted third party clinical research organization’s ability to progress with the clinical studies;

●	business disruptions caused by workplace, laboratory and office closures and an increased reliance on employees working from home, travel limitations, cybersecurity and data accessibility limits, or communication disruptions; and

●	limitations on employee resources that would otherwise be focused on the conduct of the Company’s activities, including because of sickness of employees or their families or the desire of employees to avoid contact with large groups of people.

Note 2 — Basis of presentation and significant accounting policies

Basis of presentation

The unaudited condensed consolidated financial statements and accompanying notes include the accounts of the Company and its wholly owned subsidiary after elimination of all intercompany balances and transactions. The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial information. Certain information and disclosures normally included in consolidated financial statements prepared in accordance with US GAAP have been condensed or omitted. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements for the period from March 10, 2021 (Inception) to December 31, 2021 and the related notes which provide a more complete discussion of the Company’s accounting policies and certain other information. The December 31, 2021 balance sheet was derived from the Company’s audited financial statements.

These unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and, in the opinion of Management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s consolidated financial position as of March 31, 2022 and its results of operations and cash flows for the period ended March 31, 2022. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of the results to be expected for the year ending December 31, 2022 or for any other future annual or interim period. All US GAAP references relate to the Accounting Standards Codification (“ASC” or “Codification”) established by the Financial Accounting Standards Board (“FASB”) as the single authoritative source of US GAAP to be applied by non-governmental entities.

Certain reclassifications have been made to the historical presentation of MoonLake’s notes to the audited consolidated financial statements to conform to the newly implemented Chart of Accounts. Such reclassifications have not resulted in any difference to the Company’s audited financial information.

All amounts are presented in U.S. Dollar (“USD” or “$”), unless otherwise indicated. The term “Swiss franc” and “CHF” refer to the legal currency of Switzerland, unless otherwise indicated. Due to rounding, figures in the unaudited condensed consolidated financial statements and accompanying notes may not add up exactly to the sum given.

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

Significant accounting policies

The Company’s significant accounting policies are discussed in Note 2, Basis of preparation and significant accounting policies, in the notes to our audited financial statements for the period from March 10, 2021 (Inception) to December 31, 2021. There have been no significant changes to these policies that would have a material impact on the Company’s reported results and financial position.

Note 3 — Prepaid expenses

	March 31, 2022	December 31, 2021
Advances on non-clinical research and clinical development services	$2,030,013	$547,586
Advances on supply and manufacturing services	100,793	750,622
Advances on insurances	41,035	23,141
Advances on other consulting and advisory services	21,013	31,930
Advances on rent / leases	12,910	12,942
Other prepayments	91,282	82,875
Total	$2,297,046	$1,449,096

The prepaid expenses as of March 31, 2022 primarily relate to services expected to be received by the end of the year.

Note 4 — Trade and other payables

	March 31, 2022	December 31, 2021
Legal and IP advisory fees payable	$1,860,884	$1,233,070
Research and development services	1,079,372	50,088
Supply and manufacturing fees payable	489,566	183,298
Other consulting and advisory services	173,289	71,938
Other payables	213,453	30,896
Total	$3,816,564	$1,569,290

Note 5 — Accrued expenses and other current liabilities

	March 31, 2022	December 31, 2021
Accrued bonuses and related employees compensation expenses	$1,932,400	$1,419,137
Accrued license fees	1,023,358	2,055,687
Accrued consultant and other fees	162,774	49,211
Tax liabilities	55,172	63,922
Accrued legal fees	369	930,354
Total	$3,174,073	$4,518,311

Note 6 — Short-term loans

Short-term loan agreement with the BVF Shareholders

The Company has entered into a short-term loan agreement with the BVF Shareholders, pursuant to which Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., and Biotechnology Value Trading Fund OS, L.P. loaned USD 8,139,000, USD 5,946,000, and USD 915,000, respectively (USD 15,000,000 in aggregate), for the financing of general corporate purposes of MoonLake, including product and technology development, operations, sales and marketing, management expenses, and salaries. BVF Shareholders are deemed to be related parties to the Company.

The loans are subordinated to all current and future claims of creditors of the Company, interest-free and must be repaid by MoonLake prior to the earlier of (i) as soon as practicable after the closing date of the Business Combination, but no later than two (2) business days, and (ii) June 30, 2022.

As of the date hereof, the entire principal loan amount has been repaid (refer to Note 13 - subsequent events).

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

Convertible loan agreement with Cormorant Private Healthcare Fund IV. L.P.

On February 20, 2022, the Company entered into a convertible loan agreement with Cormorant Private Healthcare Fund IV. L.P. (“Cormorant”), Helix and the BVF Shareholders, pursuant to which Cormorant grants the Company a USD 15,000,000 loan, for the financing of general corporate purposes of the Company, including product and technology development, operations, sales and marketing, management expenses, and salaries.

The loan is interest-free and subordinated to all current and future claims of the Company, but ranks senior to existing and future unsecured subordinated obligations of the Company.

The loan must be repaid by the Company prior to the earlier of (i) as soon as practicable after the Closing of the Business Combination with Helix, but no later than two business days, and (ii) June 30, 2022.

If the Business Combination is terminated and if prior to June 30, 2022, or prior to repayment of the loan, the Company consummates another equity financing round, Cormorant is entitled to convert the loan into the most senior class of equity securities issued by the Company at a price equal to equal to 80% of the subscription price paid by the investors in such financing round. The number of shares issuable upon conversion is determined by dividing the loan by 80% of the subscription price paid by investors in such financing round. If the Business Combination is terminated and if the loan has neither been repaid within 30 calendar days of June 30, 2022 nor a voluntary conversion has taken place, the loan shall mandatorily convert into the most senior class of outstanding equity securities of the Company at a price equal to 80% of their fair market value.

As of the date hereof, the entire principal loan amount has been repaid (refer to Note 13 - subsequent events).

Note 7 — Employee benefit plans

The Company operates a defined benefit pension plan in Switzerland (“the Plan”) and a defined contribution pension plan in its subsidiary in the United Kingdom, in accordance with local regulations and practices. As of March 31, 2022 the Plan covers the Company’s employees by providing benefits in the event of death, disability, retirement, or termination of employment.

Components of Net Periodic Benefit Cost under the Plan

Pension Benefits
Three Months Ended March 31, 2022
Service Cost	$116,165
Interest Cost	1,302
Expected return on plan assets	(3,998)
Amortization of unrecognized loss	467
Net periodic benefit cost	$113,936

The components of net periodic benefit cost other than the service cost component are included in general and administrative expense in our unaudited condensed consolidated statement of operations.

Employer Contributions under the Plan

As of March 31, 2022, USD 36,997 (CHF 34,174) of contributions have been made to the Plan. The Company presently anticipates contributing an additional USD 110,991 (CHF 102,522) to fund its Plan in 2022 for a total of USD 147,998 (CHF 136,696).

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

Note 8 — Shareholders’ deficit

	Series A Preferred Shares(1)		Common Shares(1)		Common Shares Held In
	Authorized	Issued	Authorized	Issued	Treasury (2)
Balance - December 31, 2021	680,196	680,196	390,000	361,528	57,756
Share-based payment under the equity incentive plan ESPP	—	—	—	—	(35,000)
Balance - March 31, 2022	680,196	680,196	390,000	361,528	22,756

(1)	Fully paid-in registered shares with a par value of CHF 0.10

(2)	Registered shares with a par value of CHF 0.10 held in treasury

Conditional share capital

As of March 31, 2022, 66,528 Common Shares and 6,660 options to acquire Common Shares under the equity incentive plans ESPP and ESOP were granted and outstanding.

The unallocated authorized conditional share capital of 44,568 Common Shares with a par value of CHF 0.10 each will be assigned in future reporting periods.

Treasury Shares

On January 18, 2022, 35,000 of the Common Shares repurchased by the Company in previous period have been granted under the equity incentive plan ESPP. As of March 31, 2022, 22,756 Common Shares remain unallocated.

Note 9 — Net loss per Common Share

The following table sets forth the loss per share calculations for the three months ended March 31, 2022:

Numerator
Net loss	$(15,880,142)

Denominator
Total weighted average number of shares	$149,044

Net loss per share – basic and diluted	$(106.55)

The weighted average number of shares used to calculate the net loss per share – diluted for the three months ended March 31, 2022, excludes 66,528 Common Shares granted under the ESPP, 107,250 Restricted Founder Shares and 6,660 options to acquire Common Shares granted under ESOP, as their effect is antidilutive for the period presented.

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

Note 10 — Share-based compensation

Share-Based Compensation Plans

The Company has recognized an increase in shareholders’ equity in the consolidated balance sheet as of March 31, 2022 and stock-based compensation expense of USD 2.0 million in the consolidated statement of operations for the three months ended March 31, 2022.

As of March 31, 2022, 22,756 treasury shares and 21,812 Common Shares issuable from the authorized conditional capital shares remain available for future grants under the ESPP and the ESOP.

The effect of recording share-based compensation by type of award was as follows:

Compensation Plan	Three Months Ended March 31, 2022
Restricted Founder Shares	$1,210,082
ESPP	692,678
ESOP	86,111
Total share-based compensation	$1,988,871

Restricted Founder Shares

On April 28, 2021, the shareholders’ agreement between the co-founders, the Series A investors and the Company imposed a reverse vesting condition on 90% of the total 110,000 Common Shares held by each of the three co-founders. Therefore, 99,000 Common Shares held by each of the co-founders were subject to these restrictions and considered unvested (the “Restricted Founder Shares”). The Restricted Founder Shares vest on the 28th of each month at a rate of 4.166% over a period of two years to April 28, 2023. If, before the end of the vesting period, the contractual relationship of the relevant co-founders is terminated, the Company in first priority, or any third party designated by it, and the other shareholders in second priority pro rata to their shareholdings, shall have an option to purchase all or a pro rata portion of the leaver shares that are unvested on the day the termination becomes effective at nominal value of CHF 0.10 per share. The Restricted Founder Shares are legally outstanding and continue to have voting and dividend rights.

The assumptions used in the valuation of the Restricted Founder Shares awarded are summarized below:

Grant date	4/28/2021
Estimated fair value of Restricted Founder Shares on the grant date (USD) (1)	49
Estimated fair value of Restricted Founder Shares on the resignation date of one of the co-founders (USD) (2)	336.39
Purchase price (CHF)	0.10

(1)	The Company estimated the fair value of the Restricted Founder Shares with reference to the market-based transaction with the other Series A Preferred Shares Investors (refer Note 9 of the audited consolidated financial statements for the year ended December 31, 2021).
(2)	The Company estimated the fair value of the Restricted Founder Shares at co-founder’s resignation date by dividing the Company Enterprise Value (USD 360,000,000) as defined by the Business Combination Agreement by the Company’s fully diluted shares (1,070,196).

Grants awarded
Program	Restricted Founder Shares
Awards outstanding at January 1, 2022	132,000
Awards vested for the three months ended March 31, 2022	(24,750)
Awards outstanding at March 31, 2022	107,250

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

At March 31, 2022, the Company had USD 5.2 million of total unrecognized compensation expense related to the Restricted Founder Shares that will be recognized by April 28, 2023 with a monthly compensation expense of USD 403,356.

Employee Share Participation Plan (ESPP) 2021-2025

The ESPP grants will vest 25% on each anniversary of the grant date. In the event of a termination of contractual relationship between the Company and the entitled employee, the awards can be deemed forfeited by the Company if certain conditions are met. For awards granted prior to September 30, 2021 there is an accelerated vesting condition linked to a “Change of Control”, defined as any transfer of shares that results in the proposed acquirer holding more than 50% of the then issued share capital of the Company, where the grants will be deemed fully vested on the earlier of (i) 12 months (or such shorter period determined by the Board of Directors) after the occurrence of a “change of control” or (ii) the date after the occurrence of the change of control on which a termination notice is served to the participant by the Company (other than a bad leaver termination, described below) or by the participant for good cause (as defined under Swiss law or any other applicable foreign law).

The assumptions used in the valuation of the grants awarded under the ESPP for the three months ended March 31, 2022 are summarized below:

ESPP 2021
Assumptions for the three months ended March 31, 2022
Grant dates	01/18/2022
Estimated fair value of Common Shares on the grant date (USD) (1)	336.39
Purchase price (CHF)	0.10

(1)	The Company estimated the fair value of the Common Shares by dividing the Company Enterprise Value (USD 360,000,000) as defined by the Business Combination Agreement by the Company’s fully diluted shares (1,070,196).

Grants awarded
Program	ESPP
Awards outstanding at January 1, 2022	31,528
Awards granted on January 18, 2022	35,000
Awards outstanding at March 31, 2022	66,528
Awards exercisable at March 31, 2022	—

At March 31, 2022, the Company had USD 12.8 million of total unrecognized compensation expense related to the ESPP that will be recognized over the weighted average period of 2.52 years.

Employee Stock Option Plan (ESOP) 2021-2025

The ESOP grants will vest 25% on each anniversary of the grant date. In the event of a termination of contractual relationship between the Company and the entitled employee, options can be deemed forfeited by the Company if certain conditions are met. There is also an accelerated vesting linked to a “Change of Control”, defined as any transfer of shares that results in the proposed acquirer holding more than 50% of the then issued share capital of the Company, where the grants will be deemed fully vested on the earlier of (i) 12 months (or such shorter period determined by the Board of Directors) after the occurrence of a “change of control” or (ii) the date after the occurrence of the change of control on which a termination notice is served to the participant by the Company (other than a bad leaver termination, described below) or by the participant for good cause (as defined under Swiss law or any other applicable foreign law).

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

The Company did not grant any award under the ESOP plan for the three months ended March 31, 2022.

Grants awarded
Program	ESOP
Awards outstanding at January 1, 2022	6,660
Awards granted	—
Awards outstanding at March 31, 2022	6,660
Awards exercisable at March 31, 2022	—

At March 31, 2022, the Company had USD 1.2 million of total unrecognized compensation expense related to the ESOP that will be recognized over the weighted average period of 2.51 years.

Note 11 — Income taxes

The Company is subject to taxation in Switzerland. During the three months ended March 31, 2022, the Company did not incur any significant income tax expense or benefit as the Company incurred tax losses and provided a full valuation allowance.

The components of income or loss before income tax were as follows:

Three Months Ended March 31, 2022
Switzerland	$(15,911,398)
Foreign	38,588
Total	$(15,872,810)

The provision for income taxes differs from the amount computed by applying the statutory income tax rate to loss before income taxes as follows:

Three Months Ended March 31, 2022
Statutory income tax rate	11.9%
Change in valuation allowance	(11.9)%
Effective income tax rate	—%

Significant components of the Company’s deferred tax assets were:

	March 31, 2022	December 31, 2021
Intangible assets	$2,963,340	$2,963,340
Defined benefit plan	17,634	8,497
Net operating loss carry forward	4,751,048	2,873,281
Total deferred tax assets (gross)	7,732,023	5,845,118
Valuation allowance	(7,732,023)	(5,845,118)
Total deferred tax asset (net)	$—	$—

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

As of March 31, 2022, the Company’s net deferred tax assets before valuation allowance were USD 7.7 million. In assessing the realizability of its deferred tax assets, the Company considers whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on the weight of all evidence, the Company has determined that it is not more likely than not that the net deferred tax assets will be realized. A valuation allowance of USD 7.7 million has been recorded against the deferred tax assets.

As of March 31, 2022, the Company had net operating losses of approximately USD 40.1 million of which USD 24.2 million will expire in 2028 and USD 15.8 million will expire in 2029.

The Company’s net operating losses will not be subject to any limitation due to the change in the ownership according to Swiss Tax Code.

The Company has no unrecognized tax benefits and does not expect that uncertain tax benefits will change significantly in the next twelve months.

Note 12 — Commitments and contingencies

Commitments

The Company has entered into agreements as of March 31, 2022 primarily in regard to advancement in clinical and non-clinical research programs, production of drug substance and technology transfer of the drug product process for SLK.

As of March 31, 2022, the total committed amount under these agreements not yet recognized in the unaudited consolidated statement of operations amounted to USD 65.8 million.

Note 13 — Subsequent events

The Company has evaluated material subsequent events through May 13, 2022, the date the unaudited condensed consolidated financial statements were available to be issued.

Consummation of the Business Combination Agreement with Helix

On the Closing Date, MoonLake Immunotherapeutics, a Cayman Islands exempted company (formerly known as Helix Acquisition Corp.) (prior to the Closing Date, “Helix”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement dated October 4, 2021 (the “Business Combination Agreement”), by and among Helix, MoonLake Immunotherapeutics AG, a Swiss stock corporation (“MoonLake AG”), the existing equityholders of MoonLake AG set forth on the signature pages to the Business Combination Agreement and equityholders of MoonLake AG that executed joinders to the Business Combination Agreement (collectively, the “ML Parties”), Helix Holdings LLC, a Cayman Islands limited liability company and the Sponsor of Helix, and the representative of the ML Parties (such transactions contemplated by the Business Combination Agreement, collectively, the “Business Combination”). The Business Combination Agreement provided for a number of transactions at Closing which are further detailed in the Form 8-K dated April 11, 2022 and filed with the United States Securities and Exchange Commission and available at www.sec.gov.

MoonLake Immunotherapeutics AG

Notes to the Unaudited Condensed Consolidated Financial Statements

(Amounts in USD)

(Unaudited)

Repayment of short-term loan agreements

On March 31, 2022, Cormorant transferred its rights and obligations from a convertible loan agreement, pursuant to which it had lent USD 15,000,000 to the Company, to Helix and thereby offset its investment commitment with Helix as a PIPE investor.

On April 11, 2022, MoonLake Immunotherapeutics repaid USD 15,000,000 million to BVF Shareholders pursuant to the short-term loan agreement entered on October 15, 2021.

Share-based compensation plan

On May 1, 2022, the Company awarded 1,110 options to acquire Common Shares under the ESOP. The Company estimated the fair value per share to be USD 208.56. The fair value was determined by multiplying the share price of MoonLake Immunotherapeutics as of May 1, 2022 by the Exchange Ratio, and the aggregate fair value of the additional grants is approximately USD 0.3 million. The vesting requirements of such awards follow the ESOP terms and conditions detailed in Note 10 - Share-based compensation.

Contract manufacturing agreement with Richter-Helm BioLogics GmbH & Co KG

On April 11, 2022, the Company entered into a contract manufacturing agreement with Richter-Helm BioLogics GmbH & Co KG, with an effective date of July 1, 2021, with respect to the manufacture of SLK.